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                                                                   Exhibit 10(a)

                              DK INDUSTRIES, INC.
                             1996 STOCK OPTION PLAN

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                                   SECTION 1
                                 INTRODUCTION

     1.1 Establishment. DK Industries, Inc., a Colorado corporation, hereby establishes the DK Industries, Inc. 1996 Stock Option Plan (the "Plan") for employees, consultants and directors of the Company. DK Industries, Inc., together with its affiliated corporations, as defined in Section 2.1(a) hereafter, are referred to as the "Company," except where the context otherwise requires.

     1.2 Purposes. The purposes of the Plan are to provide the employees, consultants and directors selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of the employees, consultants and directors is more closely aligned with the income of the Company's stockholders. The Plan also is designed to attract employees, consultants and directors and to retain and motivate such persons by providing an opportunity for investment in the Company.

                                   SECTION 2
                                  DEFINITIONS

     2.1 Definitions. The following terms will have the meanings set forth below:

          (a) "Affiliated Corporation" means any corporation or other entity (including, but not limited to, a partnership) that is affiliated with DK Industries, Inc. through stock ownership or otherwise and is treated as a common employer under the provisions of Code Sections 414(b) and (c).

          (b)  "Board" means the Board of Directors of DK Industries, Inc.

          (c) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (d) "Effective Date" means the effective date of the Plan, which will be June 25, 1996.

          (e) "Eligible Participants" means all employees (including, without limitation, all officers), directors and consultants of the Company.
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          (f)  "Fair Value" means the value of a Share of Stock as determined by the Stock Option Committee acting in good faith and in its sole discretion. Notwithstanding the above, if the Stock is actively traded in an established market at the time an Option is granted, "Fair Value" will mean the officially quoted closing price of the Stock on the New York Stock Exchange or any other national exchange (a "National Exchange") on a particular date. If there are no stock transactions on such date, the Fair Value will be determined as of the immediately preceding date on which there were Stock transactions. If no such prices are reported on a National Exchange, then Fair Value will mean the officially quoted closing price of the Stock on the NASDAQ National Market
System on a particular date. If there are no stock transactions on such date, the Fair Value will be determined as of the immediately preceding date on which there were Stock transactions. If no such prices are reported on the NASDAQ National Market System, then Fair Value will mean the average of the high and low sale prices for the Stock (or if no sales prices are reported, the average of the high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by NASDAQ or a quotation system of general circulation to brokers and dealers.

          (g) "Stock Option Committee" means the Board, as defined in Section 2.1(b).

          (h) "Incentive Stock Option" means any Option designated as such and granted under this Plan in accordance with the requirements of Code Section 422.

          (i) "Non-Statutory Option" means any Option designated as such and granted under this Plan in accordance with the requirements of Code Section 83.

          (j) "Option" means a right to purchase Stock at a stated price for a specified period of time.

          (k) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with Section 6.2(b).

          (l) "Option Holder" means an Eligible Participant designated by the Stock Option Committee from time to time during the term of the Plan to receive one or more Options under the Plan.

          (m) "Plan Year" means each 12-month period beginning October 1 and ending the following September 30, except that, for the first year of the Plan, the Plan Year will begin on the Effective Date and extend to the first September 30 following the Effective Date.

          (n)  "Share" or "Shares" means a share or shares of Stock.

          (o)  "Stock" means the common stock, par value $.02, of the Company.

     2.2 Gender and Number. Except where otherwise indicated by the context, the masculine gender also will include the feminine gender, and the definition of any term herein in the singular also will include the plural.

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                                   SECTION 3
                              PLAN ADMINISTRATION

     The Plan will be administered by the Stock Option Committee. In accordance with the provisions of the Plan, the Stock Option Committee will, in its sole discretion, select the Eligible Participants to whom Options will be granted, the type of each Option (i.e., a Non-Statutory Option or an Incentive Stock Option), the form of each Option, the amount of each Option, and any other terms and conditions of each Option as the Stock Option Committee may deem necessary or desirable and consistent with the terms of the Plan. The Stock Option Committee will determine the form or forms of the agreements with Option Holders. The agreements will evidence the particular provisions, terms, conditions, rights and duties of the Company and the Option Holders with respect to Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Stock Option Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Stock Option Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it will deem expedient and it will be the sole and final judge of such expediency. No member of the Stock Option Committee will be liable for any action or determination made in good faith, and all members of the Committee will, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. The determinations, interpretations, and other actions of the Stock Option Committee pursuant to the provisions of the Plan will be binding and conclusive for all purposes and on all persons.

                                   SECTION 4
                           STOCK SUBJECT TO THE PLAN

     4.1 Number of Shares. 2,000,000 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan. Shares that may be issued upon the exercise of Options will be applied to reduce the maximum number of Shares remaining available under the Plan. At all times during the term of the Plan and while any Options are outstanding, the Company will retain as authorized and unissued stock at least the number of Shares from time to time required under the provisions of the Plans or otherwise assure itself of its ability to perform its obligations hereunder.

     4.2 Unused and Forfeited Stock. Any Shares that are subject to an Option under this Plan that are not used because the terms and conditions of the Option are not met, including any Shares that are subject to an Option that expires or is terminated for any reason, any Shares that are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised, and any Shares retained by the Company pursuant to Section 11.2 automatically will become available for use under the Plan.

     4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company at any time increases or decreases the number of its outstanding Shares of Stock, or changes in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution

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upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then, in relation to the Stock that is affected by the above events, the provisions of this Section 4.3 will apply. In such event, the numbers, rights and privileges of the following will be increased, decreased or changed in like manner as if such Shares had been issued and outstanding, fully paid and nonassessable at the time of such event: (i) the shares of Stock as to which Options may be granted under the Plan; and (ii) the Shares of Stock then included in each outstanding Option granted hereunder.

     4.4 General Adjustment Rules. If any adjustment or substitution provided for in this Section 4 will result in the creation of a fractional Share under any Option, the Company will, in lieu of issuing such fractional Share, pay to the Option Holder a cash sum in an amount equal to the product of such fraction multiplied by the Fair Value of a Share on the date the fractional Share otherwise would have been issued.

     4.5  Determination by Stock Option Committee, Etc.  Adjustments under this
Section 4 will be made by the Stock Option Committee, whose determinations with regard thereto will be final and binding upon all parties.

                                  SECTION 5
                         REORGANIZATION OR LIQUIDATION

     In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and that does not result in any reclassification or change of outstanding Shares), or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than by a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, the Stock Option Committee, or the board of directors of any corporation assuming the obligations of the Company, will have the power and discretion to prescribe the terms and conditions for the exercise or modification of any outstanding Options granted hereunder. By way of illustration, and not by way of limitation, the Stock Option Committee may provide for the complete or partial acceleration of the dates of exercise of the Options, or may provide that such Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Options (or the portion thereof that currently is exercisable) in cancellation thereof. The Stock Option Committee may provide that Options granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Options will expire. Any such determinations by the Stock Option Committee may be made generally with respect to all Option Holders, or may be made on a case-by-case basis with respect to particular Option Holders. The provisions of this Section 5 will not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

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                                   SECTION 6
                                 STOCK OPTIONS

     6.1 Grant of Options. An Eligible Participant may be granted one or more Options. Options granted under the Plan may be either Non-Statutory Options or Incentive Stock Options; provided, however, that Options granted to Eligible Participants who are not employees of the Company must be Non-Statutory Options.

     6.2 Option Agreements. Each Option granted under the Plan will be evidenced by a written stock option agreement that will be entered into by the Company and the Eligible Participant to whom the Option is granted (the "Option Holder"), and will contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Stock Option Committee may consider appropriate in each case. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan will govern.

          (a) Number of Shares. Each stock option agreement will state that it covers a specified number of Shares, as determined by the Stock Option Committee. Notwithstanding any other provision of the Plan, the aggregate fair market value, as determined under Code Section 422 and the regulations thereunder, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, will not exceed $100,000. For this purpose, the fair market value of the Shares will be determined as of the time an Option is granted.

          (b) Price. The price at which each Share covered by an Option may be purchased will be determined by the Stock Option Committee and set forth in the stock option agreement. In no event will the Option Price for each Share covered by an Incentive Stock Option be less than the fair market value of the Stock, as determined under Code Section 422 and the regulations thereunder, on the date the Option is granted. The Option Price for each Share covered by an Incentive Stock Option granted to an Eligible Participant who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company must be at least 110% of the fair market value of the Stock, as determined under Code Section 422 and the regulations thereunder, subject to the Incentive Stock Option on the date the Option is granted.

          (c) Type of Option. Each stock option agreement will state whether the Option described in the agreement is a Non-Statutory Option or an Incentive Stock Option.

          (d) Duration of Options. Each stock option agreement will state the period of time, determined by the Stock Option Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must expire, in all cases, not more than ten years from the date an Option is granted; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Participant who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company must expire not more than five years from the date such Option is granted. Each stock option agreement also will state the

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periods of time, if any, as determined by the Stock Option Committee, when incremental portions of each Option will vest.

          (e) Termination of Employment, Death, Disability, Etc. Except as otherwise determined by the Stock Option Committee, each stock option agreement will provide as follows with respect to the exercise of the Option upon termination of the employment or the death of the Option Holder:

               (i) If the Option Holder's employment with the Company is terminated within the Option Period for cause, as determined by the Company in its sole discretion, the Option thereafter will be void for all purposes. As used in this Section, "cause" will mean a gross violation, as determined by the Company, of the Company's established policies and procedures. The effect of this Section will be limited to determining the consequences of a termination, and nothing in this Section will restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

               (ii) If the Option Holder's employment with the Company is terminated within the Option Period because of the Option Holder's death or disability (within the meaning of Code Section 22(e)), the Option will remain exercisable, to the extent that it was exercisable on the date of the Option Holder's death or disability, for a period of twelve months after such date; provided, however, that in no event may the Option be exercised after the expiration of the Option Period.

               (iii) If the Option Holder's employment with the Company is terminated within the Option Period for any reason other than cause, disability, or the Option Holder's death, the Option may be exercised by the Option Holder, to the extent that it was exercisable on the date of the termination, within three months following the date of such termination; provided, however, that in no event may the Option be exercised after the expiration of the Option Period.

               (iv) For all purposes under this Section, an Eligible Participant who is not an employee of the Company will be considered to have a termination of employment under this Section if the Eligible Participant's services to the Company terminate.

          (f) Transferability of Option. Each stock option agreement will provide that the Option granted therein is not transferable by the Option Holder except by will or pursuant to the laws of descent and distribution, and that such Option is exercisable during the Option Holder's lifetime only by the Option Holder (or, in the event of the Option Holder's disability or incapacity, by the Option Holder's legal representative).

          (g)  Exercise, Payments, Etc.

               (i) Each stock option agreement will provide that the method for exercising the Option granted therein will be by delivery to the Corporate Secretary of the Company of written notice specifying the particular Option (or portion thereof) that is being exercised and the

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number of Shares with respect to which such Option is exercised, and including payment of the Option Price. Such notice shall be in a form satisfactory to the Stock Option Committee. The exercise of the Option will be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company of the Option Price. The purchase of such Stock will take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock will be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock will be issued by the Company and delivered to the Option Holder.

               (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods:

                     (A)  in cash;

                     (B) by cashier's check payable to the order of the Company;

                     (C) by delivery to the Company of certificates representing the number of Shares then owned by the Option Holder, the Fair Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Option Holder for such minimum period of time as may be established from time to time by the Stock Option Committee. The Fair Value of any Shares delivered in payment of the purchase price upon exercise of the Option will be the Fair Value as of the exercise date and the exercise date will be the day of the delivery of the certificates for the Stock used as payment of the Option Price; or

                     (D) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price.

               (iii) In the discretion of the Stock Option Committee, the Company may guarantee a third-party loan obtained by an Option Holder to pay part or all of the Option Price of the Shares provided that such loan or the Company's guaranty is secured by the Shares.

          (h) Date of Grant. An Option will be considered as having been granted on the date specified in the grant resolution of the Stock Option Committee.

     6.3 Stockholder Privileges. Prior to the exercise of the Option and the transfer of Shares to the Option Holder, an Option Holder will have no rights as a stockholder with respect to any Shares subject to any Option granted to such person under this Plan and, until the Option Holder becomes the holder of record of such Stock, no adjustments, other than those described in Section 4, will be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock.

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                                   SECTION 7
                    RIGHTS OF EMPLOYEES AND OPTION HOLDERS

     7.1 Employment. Nothing contained in the Plan or in any Option will confer upon any Eligible Participant any right with respect to the continuation of employment by the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of such Eligible Participant from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, will constitute a termination of employment will be determined by the Stock Option Committee at the time.

     7.2 Nontransferability. No right or interest of any Option Holder in an Option granted pursuant to the Plan will be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of an Option Holder's death, the Option Holder's rights and interests in Options may, to the extent provided in Section 6, be transferable by testamentary will or the laws of decent and distribution. If, in the opinion of the Stock Option Committee, an Option Holder is disabled from caring for his affairs because of mental condition, physical condition or age, the Option Holder's Options may be exercised by such person's legal representative upon furnishing the Stock Option Committee with evidence satisfactory to the Stock Option Committee of such status.

                                   SECTION 8
                             GENERAL RESTRICTIONS

     8.1 Investment Representations. The Company may require any person to whom an Option is granted, as a condition of exercising such Option or receiving Stock under the Option, to give written assurances, in the substance and form satisfactory to the Company and its counsel, to the effect that such person is acquiring the Stock subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

     8.2 Compliance with Securities Laws. Each Option will be subject to the requirement that, if at any time counsel to the Company determines that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval will have been effected or obtained on conditions acceptable to the Stock Option Committee. Nothing herein will be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

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                                   SECTION 9
                            OTHER EMPLOYEE BENEFITS

     The amount of any compensation deemed to be received by an Option Holder as a result of the exercise of an Option will not constitute "earnings" with respect to which any other employee benefits of such Option Holder are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                  SECTION 10
                 PLAN AMENDMENT, MODIFICATION AND TERMINATION

     The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval otherwise is necessary or desirable.

     No amendment, modification or termination of the Plan will in any manner adversely affect any Options theretofore granted under the Plan, without the consent of the Option Holder holding such Options.

                                  SECTION 11
                                  WITHHOLDING

     11.1 Withholding Requirement. The Company's obligations to deliver Shares upon the exercise of an Option will be subject to the Option Holder's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

     11.2 Withholding With Stock. At the time an Option is granted, the Stock Option Committee, in its sole discretion, may permit the Option Holder to pay all such amounts of tax withholding, or any part thereof that is due upon exercise of the Option, by transferring to the Company, or directing the Company to withhold from Shares otherwise issuable to such Option Holder, Shares having a value equal to the amount required to be withheld or such lesser amount as may be determined by the Stock Option Committee at such time. The value of Shares to be withheld will be based on the Fair Value of the Stock on the date that the amount of tax to be withheld is to be determined.

                                  SECTION 12
                            BROKERAGE ARRANGEMENTS

     The Stock Option Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon

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exercise of Stock Options, including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the Shares acquired upon such exercise.

                                  SECTION 13
                          NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, that the Company or any Affiliated Corporation now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

                                  SECTION 14
                              REQUIREMENTS OF LAW

     14.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan will be subject to all applicable laws, rules and regulations.

     14.2 Federal Securities Law Requirements. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Stock Option Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Stock Option Committee.

     14.3 Governing Law. The Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Colorado.

                                  SECTION 15
                             DURATION OF THE PLAN

     The Plan will terminate at such time as may be determined by the Board, and no Option will be granted after such termination. If not sooner terminated under the preceding sentence, the Plan will fully cease and expire at midnight on June 25, 2006. Options outstanding at the time of the Plan termination may continue to be exercised in accordance with their terms.

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